1.AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                              ELSINORE CORPORATION

                          ARTICLE I: OFFICES AND BOOKS

     Section 1.1. Offices. The principal office of the corporation in Nevada shall be at 202 Fremont Street, Las Vegas, Nevada and the company may have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.

     Section 1.2. Location of Books and Records. The books and records of the corporation may be kept within or without the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.


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                          ARTICLE II: STOCKHOLDERS

         Section 2.1 Annual Meeting. An annual meeting of the stockholders of the corporation shall be held such place (within or outside the state of Nevada) as shall be determined by the Board of Directors, for the purpose of electing directors of the corporation to serve during the ensuing year and for the transaction of such other business as may properly come before the meeting. If the election of the directors is not held on the day designated herein for any annual meeting of the stockholders, or at any adjournment thereof, the President shall cause the election to be held at a special meeting of the stockholders as soon thereafter as is convenient.

          Section 2.2 Special Meeting.

                   (a) Special meetings of the stockholders may be called by the Chairman of the Board, the President or the Board of Directors and shall be called by the Chairman of the Board, the President or the Board of Directors at the written request of the holders of not less than one-third (1/3) of the voting power of any class of the corporation's stock entitled to vote for the election of directors or for the matters relating to the purposes for which such meeting is being called.

                   (b) No business shall be acted upon at a special meeting except as set forth in the notice calling the meeting, unless one of the conditions for the holding of a meeting without notice set forth in Section 2.5 shall be satisfied, in which case any business may be transacted and the meeting shall be valid for all purposes.

          Section 2.3 Place of Meeting. Any meeting of the stockholders of the corporation may be held at such place within or outside the state of Nevada as the Board of Directors may designate or as may be designated by an instrument in writing signed by the holders of not less than a majority of the corporation's outstanding stock entitled to vote for the election of directors or for the matters relating to the purposes for which such meeting is called.

          Section 2.4  Notice of Meeting.

                   (a) The President, a Vice President, the Secretary, an Assistant Secretary or any other individual designated by the Board of Directors shall sign and deliver written notice of any meeting at least ten (10) days, but not more than sixty (60) days, before the date of such meeting. The notice shall state the place, date and time of the meeting and the purpose or purposes for which the meeting is called.

                   (b) In the case of an annual meeting, any proper business may be presented for action, except that action on any of the following items shall be taken only if the general nature of the proposal is stated in the notice:

     (1) Action with respect to any contract or transaction between the corporation and one or more of its directors or officers or between the corporation and any corporation, firm or association in which one or more of the corporation's directors or officers is a director or officer or is financially interested;

     (2) Adoption of amendments to the Articles of Incorporation; or

     (3)  Action  with  respect  to a merger,  share  exchange,  reorganization,
consolidation,   partial  or  complete   liquidation,   or  dissolution  of  the
corporation.

                   (c) A copy of the notice shall be personally delivered or mailed postage prepaid to each stockholder of record entitled to vote at the meeting at the address appearing on the records of the corporation, and the notice shall be deemed delivered the date the same is deposited in the United States mail for transmission to such stockholder. If the address of any stockholder does not appear upon the records of the corporation, it will be sufficient to address any notice to such stockholder at the registered office of the corporation.

                   (d) The written certificate of the individual signing a notice of meeting, setting forth the substance of the notice or having a copy thereof attached, the date the notice was mailed or personally delivered to the stockholders and the addresses to which the notice was mailed, shall be prima facie evidence of the manner and fact of giving such notice.

     (e) Any stockholder may waive notice of any meeting by a signed writing, either before or after the meeting.

          Section 2.5  Meeting Without Notice.

                   (a) Whenever all persons entitled to vote at any meeting
                       consent, either by:

                            (1)      A writing on the records of the meeting or
                                    filed with the secretary; or

                            (2) Presence at such meeting and oral consent entered on the minutes; or

                            (3) Taking part in the deliberations at such meeting without objection;

                   the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed.

                   (b) At such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time.

                   (c) If any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of the meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting.

                   (d) Such consent or approval may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

          Section 2.6   Determination of Stockholders of Record.

                   (a) For the purpose of determining the stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting or entitled to receive payment of any distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the directors may fix, in advance, a record date which shall not be more than sixty
(60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

                   (b) If no record date is fixed, the record date for determining stockholders: (i) entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) entitled to express consent to corporate action in writing without a meeting shall be the day on which the first written consent is expressed; and (iii) for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote an any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Section 2.7   Quorum: Adjourned Meeting.

                   (a) Unless the Articles of Incorporation or these Bylaws provide for a different proportion, stockholders holding at least a majority of the voting power of the corporation's stock, represented in person or by proxy, are necessary to constitute a quorum for the transaction of business at any meeting. If, on any issue, voting by classes is required by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, at least a majority of the voting power within each such class is necessary to constitute a quorum of each such class, unless the Articles of Incorporation provide for a different proportion.

                   (b) If a quorum is not represented, a majority of the voting power so represented may adjourn the meeting from time to time until holders of the voting power required to constitute a quorum shall be represented. At any such adjourned meeting at which a quorum shall be represented, any business may be transacted which might have been transacted as originally called. When a stockholders' meeting is adjourned to another time or place hereunder, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum of the voting power.

          Section 2.8   Voting.

                   (a) Unless otherwise provided in the Articles of Incorporation, or in the resolution providing for the issuance of the stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation, each stockholder of record, or such stockholders duly authorized proxy or attorney-in-fact, shall be entitled to one (1) vote for each share of stock entitled to vote on such matter standing registered in such stockholders name on the record date.

                   (b) Except as otherwise provided herein, all votes with respect to shares standing in the name of an individual on the record date (including pledged shares) shall be cast only by that individual or such individual's duly authorized proxy, attorney-in-fact or voting trustee(s) pursuant to a voting trust. With respect to shares held by a representative of the estate of a deceased stockholder, guardian, conservator, custodian or trustee, votes may be cast by such holder upon proof of capacity, even though the shares do not stand in the name of such holder. In the case of shares under the control of a receiver, the receiver may cast votes carried by such shares even though the shares do not stand in the name of the receiver; provided, that the order of the court of competent jurisdiction which appoints the receiver contains the authority to cast votes carried by such shares. If shares stand in the name of a minor, votes may be cast only by the duly appointed guardian of the estate of such minor if such guardian has provided the corporation with written proof of such appointment.

                   (c) With respect to shares standing in the name of another corporation, partnership, limited liability company or other legal entity on the record date, votes may be cast: (i) in the case of a corporation, by such individual as the bylaws of such other corporation prescribe, by such individual as may be appointed by resolution of the Board of Directors of such other corporation or by such individual (including the officer making the authorization) authorized in writing to do so by the chairman of the Board of Directors, President or any Vice-President of such corporation and (ii) in the case of a partnership, limited liability company or other legal entity, by an individual representing such stockholder upon presentation to the corporation of satisfactory evidence of his authority to do so.

                   (d) Notwithstanding anything to the contrary herein contained, no votes may be cast for shares owned by this corporation or its subsidiaries, if any. If shares are held by this corporation or its subsidiaries, if any, in a fiduciary capacity, no votes shall be cast with respect thereto on any matter except to the extent that the beneficial owner thereof possesses and exercises either a right to vote or to give the corporation holding the same binding instructions on how to vote.

                   (e) Any holder of shares entitled to vote on any matter may cast a portion of the votes in favor of such matter and refrain from casting the remaining votes or cast the same against the proposal, except in the case of elections of directors. If such holder entitled to vote falls to specify the number of affirmative votes, it will be conclusively presumed that the holder is casting affirmative votes with respect to all shares held.

                   (f) With respect to shares standing in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a stockholder voting agreement or otherwise and shares held by two or more persons (including proxy holders) having the same fiduciary relationship in respect to the same shares, votes may be cast in the following manner:

                            (1) If only one person votes, the vote of such person binds all.

                            (2) If more than one person casts votes, the act of the majority so voting binds all.

                            (3) If more than one person casts votes, but the vote is evenly split on a particular matter, the votes shall be deemed cast proportionately, as split.

                   (g)  If  a  quorum  is  present,   unless  the   Articles  of
Incorporation or these Bylaws provide for a different proportion, the affirmative vote of holders of at least a majority of the voting power represented at the meeting and entitled to vote on any matter shall be the act of the stockholders, unless voting by classes is required for any action of the stockholders by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, in which case the affirmative vote of holders of a least a majority of the voting power of each such class shall be required.

          Section 2.9 Proxies. At any meeting of stockholders, any holder of shares entitled to vote may designate, in a manner permitted by the laws of the State of Nevada, another person or persons to act as a proxy or proxies. No proxy is valid after the expiration of six (6) months from the date of its creation, unless it is coupled with an interest or unless otherwise specified in the proxy. In no event shall the term of a proxy exceed seven (7) years from the date of its creation. Every proxy shall continue in full force and effect until its expiration or revocation in a manner permitted by the laws of the State of Nevada.

          Section 2.10 Order of Business. At the annual stockholders' meeting, the regular order of business shall be as follows:

                       (1) Determination of stockholders present and existence of a quorum, in person or by proxy;

                       (2) Reading and approval of the minutes of the previous meeting or meetings;

                       (3) Reports of the Board of Directors, and, if any, the president, treasurer and secretary of the corporation;

                       (4)      Reports of committees;

                       (5)      Election of directors;

                       (6)      Unfinished business;

                       (7)      New business;

                       (8)      Adjournment.

          Section 2.11 Absentees' Consent to Meeting. Transactions of any meeting of the stockholders are as valid as though had at a meeting duly held after regular call and notice if a quorum is represented, either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not represented in person or by proxy (and those who, although present, either object at the beginning of the meeting to the transaction of any business because the meeting has not been lawfully called or convened or expressly object at the meeting to the consideration of matters not included in the notice which are legally required to be included therein), signs a written waiver of notice and/or consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents, and approvals shall be filed with the corporate records and made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not properly included in the notice if such objection is expressly made at the time any such matters are presented at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of stockholders need be specified in any written waiver of notice or consent, except as otherwise provided in Sections 2.4(a) and (b) of these Bylaws.

          Section 2.12 Telephonic Meeting. Stockholders may participate in a meeting of the stockholders by means of a telephone conference or similar method of communication by which all individuals participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 2.12 constitutes presence in person at the meeting.

          Section 2.13 Action Without Meeting. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent thereto is signed by the holders of the greater of
(i) sixty percent (60%) of the voting power of the shares of stock of the corporation that are entitled to vote on the matter at issue or (ii) the voting power of the shares of stock of the corporation that would be required at a meeting to constitute the act of the stockholders with respect to the matter at issue. Whenever action is taken by written consent, a meeting of stockholders need not be called or notice given. The written consent may be signed in counterparts and must be filed with the minutes of the proceedings of the stockholders. Such action shall be deemed effective on the date when the signatures of holders of the requisite number of shares approving the matter have been obtained.

          Section 2.14 Stockholder Proposals. At the annual meeting of stockholders only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before such annual meeting (i) by, or at the direction of, the Board of Directors or (ii) by any stockholder of the corporation who complies with the notice procedures set forth in this Section of these By-laws. For a proposal to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the registered office of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the scheduled annual meeting, without regard to any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than seventy (70) days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder to be timely must be so delivered or mailed and received, as specified above, not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the corporation's stock which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholder known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (iv) any financial interest of the stockholder in such proposal.

                   If the presiding officer of the annual meeting determines that a stockholder proposal was not made in accordance with terms of this Section, he or she shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

                   This Section shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.


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                        3. ARTICLE III: DIRECTORS

          Section 3.1. Number, Tenure, and Qualifications. Until changed in the manner provided herein, the authorized number of directors shall be such number, not more than five (5) individuals, as shall be fixed in accordance with the Plan of Reorganization (the "Plan") for the corporation, as confirmed by the United States Bankruptcy Court for the District of Nevada (the "Court") in Case Nos. 95-24685 RCJ, 95-24886 RCJ, 95-24687 RCJ, 95-24688 RCJ, 95-24689 RCJ, and
95-24839 RCJ. All directors shall hold office for one (1) year or until his or her successor or successors are elected and qualify, except as otherwise provided in the Plan, which provides that the "Equity Nominee" (as defined in the Plan) will hold office at least for the two (2) year period following the Court's confirmation of the Plan, subject to approval of "Gaming Authorities" (as defined in the Plan). A director need not be a stockholder of the corporation.

     Section 3.2. Change In Number. Subject to any limitations in the laws of the State of Nevada, the Plan, the Articles of Incorporation, or these Bylaws, the authorized number of directors may be changed from time to time by resolution of the Board of Directors, without the need to amend these Bylaws or the Articles of Incorporation.

     Section 3.3. Reduction In Number. No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.

          Section 3.4. Resignation. Any director may resign effective upon giving written notice to the Chairman of the Board of Directors, the President, the Secretary, or in the absence of all of them, any other officer, unless the notice specifies a later time for effectiveness of such resignation. Unless otherwise specified in the Articles of Incorporation, a majority of the remaining directors, though less than a quorum, may appoint a successor to take office when the resignation becomes effective, each director so appointed to hold office during the remainder of the term of office of the resigning director.

      Section 3.5. Removal.

                   (a) The Board of Directors of the corporation, by majority vote, may declare vacant the office of a director who has been declared incompetent by an order of a court of competent jurisdiction or convicted of a felony.

                  Any director may be removed from office by the vote or written consent of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote for the election of directors, except as otherwise provided in the Plan.

          Section 3.6.  Vacancies.

                   (a) Unless it is otherwise provided in the Articles of Incorporation, all vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum unless, in the case of removal of one or more directors, the stockholders by a majority of voting power entitled to vote for election of directors shall have appointed a successor to the removed director. Subject to the provisions of Subsection (b) below, (i) in the case of the replacement of a director, the appointed director shall hold office during the remainder of the term of office of the replaced director, and (ii) in the case of an increase in the number of directors, the appointed director shall hold office until the next meeting of stockholders at which directors are elected.

                   (b) If, after the filling of any vacancy by the directors, the directors then in office who have been elected by the stockholders shall constitute less than a majority of the directors then in office, any holder or holders of an aggregate of five percent (5%) or more of the total voting power entitled to vote for the election of directors may call a special meeting of the stockholders to elect the entire Board of Directors.

          Section 3.7. Annual and Regular Meetings. Immediately following the adjournment of, and at the same place as the annual or any special meeting of the stockholders at which directors are elected other than pursuant to Section
3.6 of this Article, the Board of Directors, including directors newly elected, shall hold its annual meeting without notice, other than this provision, to elect officers and to transact such further business as may be necessary or appropriate. The Board of Directors may provide by resolution the place, date, and hour for holding regular meetings between annual meetings.

          Section 3.8. Special Meetings. Special meetings of the Board of Directors may be called by the President or Secretary and shall be called by the President or the Secretary upon the request of any two (2) directors or by the sole director if the corporation has only one (1) director. If both the President and Secretary refuse or neglect to call such special meeting, a special meeting may be called by notice signed by any two (2) directors or by the sole director if the corporation has only one (1) director.

          Section 3.9. Place of Meetings. Any regular or special meeting of the directors of the corporation may be held at such place as the Board of Directors, or in the absence of such designation, as the notice calling such meeting, may designate. A waiver of notice signed by directors may designate any place for the holding of such meeting.

          Section 3.10. Notice of Meetings.  Except as otherwise  provided in
Section 3.7,  there shall be delivered to all  directors,  at least  forty-eight
(48) hours before the time of such meeting, a copy of a written notice of any meeting by delivery of such notice personally, by mailing such notice postage prepaid or by telegram or facsimile. Such notice shall be addressed in the manner provided for notice to stockholders in Section 2.4(c). If mailed, the notice shall be deemed delivered two (2) business days following the date the same is deposited in the United States mail, postage prepaid. Any director may waive notice of any meeting, and the attendance of a director at a meeting and oral consent entered on the minutes of the meeting or taking part in deliberations of the meeting without objection shall constitute a waiver of notice of such meeting. Attendance for the express purpose of objecting to the transaction of business thereat because the meeting is not properly called or convened shall not constitute presence nor a waiver of notice for purposes hereof.

          Section 3.11. Quorum: Adjourned Meetings.

                   (a) A majority of the directors in office, at a meeting duly assembled, is necessary to constitute a quorum for the transaction of business.

                   (b) At any meeting of the Board of Directors where a quorum is not present, a majority of those present may adjourn, from time to time, until a quorum is present, and no notice of such adjournment shall be required. At any adjourned meeting where a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

     Section 3.12. Board of Directors' Decisions. Subject to the Articles of Incorporation, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present is the act of the Board of Directors.

     Section 3.13. Telephonic Meetings. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of a telephone conference or similar method of communication by which all persons participating in such meeting can hear each other. Participation in a meeting pursuant to this
Section 3.13 constitutes presence in person at the meeting.

          Section 3.14. Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all of the members of the Board of Directors or the committee. The written consent may be signed in counterparts and must be filed with the minutes of the proceedings of the Board of Directors or committee.

          Section 3.15.    Powers and Duties.

                   (a) Except as otherwise restricted in the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, the Board of Directors has full control over the affairs of the corporation. The Board of Directors may delegate any of its authority to manage, control or conduct the business of the corporation to any standing or special committee or to any officer or agent and to appoint any persons to be agents of the corporation with such powers, including the power to subdelegate and upon such terms as may be deemed fit.

                   (b) The Board of Directors may present to the stockholders at annual meetings of the stockholders, and when called for by a majority vote of the stockholders at an annual meeting or a special meeting of the stockholders shall so present, a full and clear report of the condition of the corporation.

                   (c) The Board of Directors, in its discretion, may submit any contract or act for approval or ratification at any annual meeting of the stockholders or any special meeting properly called for the purpose of considering any such contract or act, provided a quorum is present.

     Section 3.16. Compensation. The directors and members of committees shall be allowed and paid all necessary expenses incurred in attending any meetings of the Board of Directors or committees. Directors shall also receive reasonable compensation for their services as directors, in such amounts and at such times as may be determined by the Board of Directors from time to time.

     Section 3.17. Order of Business. The order of business at any meeting of the Board of Directors shall be as follows:

   (1)  Determination of members present and existence of quorum;

   (2)  Reading and approval of the minutes of any previous meeting or meetings;

   (3)      Reports of officers and committee members;

   (4)      Election of officers (annual meeting);

   (5)      Unfinished business;

   (6)      New business;

   (7)      Adjournment.

                             4. ARTICLE IV: OFFICERS

          Section 4.1. Election. The Board of Directors, at its annual meeting, shall elect a Chairman of the Board, a President, a Secretary and a Treasurer to hold office for a term of one (1) year or until their successors are chosen and qualify. Any individual may hold two or more offices. The Board of Directors may, from time to time, by resolution, elect one or more Vice-Presidents, Assistant Secretaries and Assistant Treasurers and appoint agents of the corporation, prescribe their duties and fix their compensation.

          Section 4.2. Removal: Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed by it with or without cause. Any officer may resign at any time upon written notice to the corporation. Any such removal or resignation shall be subject to the rights, if any, of the respective parties under any contract between the corporation and such officer or agent.

          Section 4.3. Vacancies. Any vacancy in any office because of death, resignation, removal or otherwise may be filled by the Board of Directors for the unexpired portion of the term of such office.

          Section 4.4. President. The President shall be the Chief Executive Officer of the corporation and shall have duty of supervision, control, and management of the day-to-day operation of the corporation, subject only to directions from the Board of Directors with regard to the affairs of the corporation. The President shall further have the full power to execute any and all documents for and on behalf of the corporation, other than as specifically limited by the Board of Directors of the corporation, including, but not limited to, the power to enter into leases of real property, equipment, furniture, furnishings, to hire and fire all personnel, to set and establish operational manuals and policies, to enter into contracts as may be necessary for the day-to-day operations, to establish lines of credit for the corporation, and to establish accounts payable thereof. The President shall be a member of the Board of Directors, and shall be a member and the Chairman of any Executive Committee of the Board that may be established. The President shall preside at all meetings of the Board of Directors and at all meetings of the stockholders and shall sign the certificates of stock issued by the corporation; further, the President shall perform any and all other duties as shall be prescribed by the Board of Directors.

         Section 4.5. Vice-Presidents. The Board of Directors may elect one or more Vice-Presidents who shall be vested with all the powers and perform all the duties of the President whenever the President is absent or unable to act and such other duties as shall be prescribed by the Board of Directors or the President.

          Section 4.6. Secretary. The Secretary shall keep, or cause to be kept, the minutes of proceedings of the stockholders and the Board of Directors in books provided for that purpose, and shall perform like duties for standing and special committees when required. The Secretary shall attend to the giving and service of all notices of the corporation, may sign with the President in the name of the corporation all contracts in which the corporation is authorized to enter, shall have the custody or designate control of the corporate seal, shall affix the corporate seal to all certificates of stock duly issued by the corporation, shall have charge or designate control of stock certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors or appropriate committee may direct, and shall, in general, perform all duties incident to the office of the Secretary.

     Section 4.7. Assistant Secretaries. The Board of Directors may appoint one or more Assistant Secretaries who shall have such powers and perform such duties as may be prescribed by the Board of Directors or the Secretary.

          Section 4.8. Treasurer.

                   (a) The Treasurer shall be the Chief Financial Officer of the corporation, subject to the supervision and control of the Board of Directors, and shall have custody of all the funds and securities of the corporation. When necessary or proper, the Treasurer shall endorse on behalf of the corporation for collection checks, notes, and other obligations, and shall deposit all monies to the credit of the corporation in such bank or banks or other depository as the Board of Directors may designate, and shall sign all receipts and vouchers for payments made by the corporation. Unless otherwise specified by the Board of Directors, the Treasurer may sign with the President all bills of exchange and promissory notes of the corporation, shall also have the care and custody of the stocks, bonds, certificates, vouchers, evidence of debts, securities, and such other property belonging to the corporation as the Board of Directors shall designate and shall sign all papers required by law, by these Bylaws, or by the Board of Directors to be signed by the Treasurer. The Treasurer shall enter, or cause to be entered, regularly in the financial records of the corporation, to be kept for that purpose full and accurate accounts of all monies received and paid on account of the corporation and, whenever required by the Board of Directors, the Treasurer shall render a statement of any or all accounts. The Treasurer shall at all reasonable times exhibit the books of account to any director of the corporation and shall perform all acts incident to the position of Treasurer subject to the control of the Board of Directors.

                   (b) The Treasurer shall, if required by the Board of Directors, give bond to the corporation in such sum and with such security as shall be approved by the Board of Directors for the faithful performance of all the duties of Treasurer and for restoration to the corporation, in the event of the Treasurer's death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property in the Treasurer's custody or control and belonging to the corporation. The expense of such bond shall be borne by the corporation.

          Section 4.9. Assistant Treasurers. The Board of Directors may appoint one or more Assistant Treasurers who shall have such powers and perform such duties as may be prescribed by the Board of Directors or the Treasurer. The Board of Directors may prescribe an Assistant Treasurer to give a bond to the corporation in such sum and with such security as it may approve, for the faithful performance of the duties of Assistant Treasurer, and for restoration to the corporation, in the event of the Assistant Treasurer's death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property in the Assistant Treasurer's custody or control and belonging to the corporation. The expense of such bond shall be borne by the corporation.

                                                 5. ARTICLE V: CAPITAL STOCK

          Section 5.1. Issuance. Shares of the corporation's authorized stock shall, subject to any provisions or limitations of the laws of the State of Nevada, the Articles of Incorporation or any contracts or agreements to which the corporation may be a party, be issued in such manner, at such times, upon such conditions and for such consideration as shall be prescribed by the Board of Directors.

          Section 5.2. Certificates. Ownership in the corporation shall be evidenced by certificates for shares of stock in such form as shall be prescribed by the Board of Directors, shall be under- the seal of the corporation and shall be manually signed by the President or a Vice-President and also by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer; provided, however, whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of said officers of the corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. If the corporation uses facsimile signatures of its officers on its stock certificates, it shall not act as registrar of its own stock, but its transfer agent and registrar may be identical if the institution acting in those dual capacities countersigns any stock certificates in both capacities. Each certificate shall contain the name of the record holder, the number, designation, if any, class or series of shares represented, a statement or summary of any applicable rights, preferences, privileges or restrictions thereon, and a statement, if applicable, that the shares are assessable. All certificates shall be consecutively numbered. If provided by the stockholder, the name, address and federal tax identification number of the stockholder, the number of shares, and the date of issue shall be entered in the stock transfer records of the corporation.

          Section 5.3. Surrendered, Lost or Destroyed Certificates. All certificates surrendered to the corporation, except those representing shares of treasury stock, shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been canceled, except that in case of a lost, stolen, destroyed or mutilated certificate, a new one may be issued therefor. However, any stockholder applying for the issuance of a stock certificate in lieu of one alleged to have been lost, stolen, destroyed or mutilated shall, prior to the issuance of a replacement, provide the corporation with his, her or its affidavit of the facts surrounding the loss, theft, destruction or mutilation and, if required by the Board of Directors, an indemnity bond in an amount not less than twice the current market value of the stock, and upon such terms as the Treasurer or the Board of Directors shall require which shall indemnify the corporation against any loss, damage, cost or inconvenience arising as a consequence of the issuance of a replacement certificate.

          Section  5.4.  Replacement  Certificate.   When  the  Articles  of
Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares of capital stock of the corporation or it becomes desirable for any reason, in the discretion of the Board of Directors, including, without limitation, following the merger of the corporation with another corporation or the reorganization of the corporation, to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the Board of Directors may order any holders of outstanding certificates for shares to surrender and exchange the same for new certificates within a reasonable time to be fixed by the Board of Directors. The order may provide that a holder of any certificate(s) ordered to be surrendered shall not be entitled to vote, receive distributions or exercise any other rights of stockholders of record until the holder has complied with the order, but the order operates to suspend such rights only after notice and until compliance.

          Section 5.5. Transfer of Shares. No transfer of stock shall be valid as against the corporation except on surrender and cancellation of the certificates therefor accompanied by an assignment or transfer by the registered owner made either in person or under assignment. Whenever any transfer shall be expressly made for collateral security and not absolutely, the collateral nature of the transfer shall be reflected in the entry of transfer in the records of the corporation.

          Section 5.6. Transfer Agent; Registrars. The Board of Directors may appoint one or more transfer agents, transfer clerks and registrars of transfer and may require all certificates for shares of stock to bear the signatures of such transfer agent, transfer clerk and/or registrar of transfer.

          Section 5.7. Stock Transfer Records. The stock transfer records shall be closed for a period of at least ten (10) days prior to all meetings of the stockholders and. shall be closed for the payment of distributions as provided in Article VI hereof and during such periods as, from time to time, may be fixed by the Board of Directors, and, during such periods, no stock shall be transferable for purposes of Article VI and no voting rights shall be deemed transferred during such periods. Subject to the forgoing limitations, nothing contained herein shall cause transfers during such periods to be void or voidable.

         Section 5.8. Miscellaneous. The Board of Directors shall have the power and authority to make such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the corporation's stock.

                             ARTICLE VI: DISTRIBUTIONS

          Distributions may be declared, subject to the provisions of the laws of the State of Nevada and the Articles of Incorporation, by the Board of Directors at any regular or special meeting and may be paid in cash, property, shares of corporate stock, or any other medium. The Board of Directors may fix in advance a record date, as provided in Section 2.6, prior to the distribution for the purpose of determining stockholders entitled to receive any distribution. The Board of Directors may close the stock transfer books for such purpose for a period of not more than ten (10) days prior to the date of such distribution.

            ARTICLE VII: RECORDS; REPORTS; SEAL; AND FINANCIAL MATTERS

          Section 7.1 Records. All original records of the corporation shall be kept by or under the direction of the Secretary or at such places as may be prescribed by the Board of Directors.

          Section 7.2 Directors' and Officers' Right of Inspection. Every director and officer shall have the absolute right at any reasonable time for a purpose reasonably related to the exercise of such individual's duties to inspect and copy all of the corporation's books, records, and documents of every kind and to inspect the physical properties of the corporation and/or its subsidiary corporations. Such inspection may be made in person or by agent or attorney.

          Section 7.3 Corporate Seal. The Board of Directors may, by resolution, authorize a seal, and the seal may be used by causing it, or a facsimile, to be impressed or affixed or reproduced or otherwise. Except when otherwise specifically provided herein, any officer of the corporation shall have the authority to affix the seal to any document requiring it.

          Section 7.4 Fiscal Year-End. The fiscal year-end of the corporation shall be such date as may be fixed from time to time by resolution of the Board of Directors.
          Section 7.5 Reserves. The Board of Directors may create, by resolution, such reserves in accordance with generally accepted accounting principles, consistently applied, as the directors may, from time to time, in their discretion, think proper to provide for contingencies, or to equalize distributions or to repair or maintain any property of the corporation, or for such other purpose as the Board of Directors may deem beneficial to the corporation, and the directors may modify or abolish any such reserves in the manner in which they were created.

             8. ARTICLE VIII:INDEMNIFICATION OF CORPORATE AGENTS;
                     PURCHASE OF LIABILITY INSURANCE

     Section 8.1   Indemnification of Agents of the Corporation;
                       Purchase of Liability Insurance.

              (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, limited liability company, trust, or other enterprise, against expenses, including attorney fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

                  (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, limited liability company, trust, or other enterprise, against expenses, including amounts paid in settlement and attorney fees, actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit, if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. However, indemnification shall not be made for any claim, issue, or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

                  (c) To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsection (a) or (b), or in defense of any claim, issue, or matter therein, he or she shall be indemnified by the corporation against expenses, including attorney fees, actually and reasonably incurred by him or her in connection with the defense.

                  (d) Any indemnification under subsection (a) or (b), unless ordered by a court or advanced pursuant to subsection (e), shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances. The determination shall be made: (i) by the stockholders; (ii) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding; or (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

                  (e) The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The provisions of this subsection (e) do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

                  (f) The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this ARTICLE VIII (i) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, the Bylaws, or any agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to subsection (b) or for the advancement of expenses made pursuant to subsection (e), shall not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action and (ii) continues for a person who has ceased to be a director, officer, employee, or agent and inures to the benefit of the heirs, executors, and administrators of such a person.

                  (g) The corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, limited liability company, trust, or other enterprise, for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee, or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses. The other financial arrangements made by the corporation may include any now or hereafter permitted by applicable law.

                  (h) In the event that the laws of the State of Nevada shall hereafter permit or authorize indemnification by the corporation of the directors, officers, employees, or agents of the corporation for any reason or purpose or in any manner not otherwise provided for in this ARTICLE VIII, then such directors, officers, employees, and agents shall be entitled to such indemnification by making written demand therefor upon the corporation, it being the intention of this ARTICLE VIII at all times to provide the most comprehensive indemnification coverage to the corporation's directors, officers, employees, and agents as may now or hereafter be permitted by the laws of the State of Nevada.

                  (i) The foregoing indemnification provisions shall inure to the benefit of all present and future directors, officers, employees, and agents of the corporation and all persons now or hereafter serving at the request of the corporation as directors, officers, employees, or agents of another corporation, partnership, joint venture, limited liability company, trust, or other enterprise and their heirs, executors, and administrators, and shall be applicable to all acts or omissions to act of any such persons, whether such acts or omissions to act are alleged to have or actually occurred prior to or subsequent to the adoption of this ARTICLE VIII.

                  (j) Any insurance or other financial arrangement made on behalf of a person pursuant to this Section may be provided by the corporation or any other person approved by the Board of Directors, even if all or part of the other person's stock or other securities is owned by the corporation. In the absence of fraud:

                           (1) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

                           (2)     the insurance or other financial arrangement:

                                    (i)      is not void or voidable; and

                                    (ii)     does not subject any director
                                             approving it to personal  liability
                                             for his action,

                   even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

         Section 8.2 Vested Rights.  Neither the amendment nor repeal of this
ARTICLE VIII, nor the adoption of any provision of the Articles of Incorporation or the Bylaws or of any statute inconsistent with this ARTICLE VIII, shall adversely affect any right or protection of a director, officer, employee, or agent of the corporation existing at the time of such amendment, repeal, or adoption of such inconsistent provision.


                         ARTICLE IX: AMENDMENT OR REPEAL

                   Except  as   otherwise   restricted   in  the   Articles   of
Incorporation, the Plan, or these Bylaws:

                   (a) Any provision of these Bylaws may be altered, amended or repealed at the annual or any regular meeting of the Board of Directors without prior notice, or at any special meeting of the Board of Directors if notice of such alteration, amendment or repeal be contained in the notice of such special meeting.

                   (b) These Bylaws may also be altered, amended, or repealed at a duly convened meeting of the stockholders by the affirmative vote of the holders of a majority of the voting power of the issued and outstanding stock of the corporation entitled to vote. The stockholders may provide by resolution that any Bylaw provision repealed, amended, adopted or altered by the them may not be repealed, amended, adopted or altered by the Board of Directors.

                                  CERTIFICATION

         The undersigned duly elected Secretary of the corporation does hereby certify the foregoing Bylaws were adopted by the filing with the Nevada Secretary of State on ___________________, 1997, pursuant to Nevada Revised Statutes Section 78.622 of a certified copy of the Plan of Reorganization for the corporation, as confirmed by the United States Bankruptcy Court for the District of Nevada in Case Nos. 95-24685 RCJ, 95-24686 RCJ, 95-24687 RCJ, 95-24688 RCJ, 95-24689, and 95-24839 RCJ, pursuant to Chapter 11 of Title 11 of the United States Code, which Plan provides for the adoption of these Bylaws.




                                                  S. Barton Jacka, Secretary